UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2018

PHI GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38255-NY	90-0114535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5348 Vegas Drive # 237 Las Vegas, NV	89108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-475-5430

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02 Unregistered Sales of Equity Securities

On May 29, 2018, the Company issued 3,159,521 shares of free-trading Common Stock of PHI Group, Inc. to Crown Bridge Partners, LLC, holder of the $35,000.00 Convertible Promissory Note dated October 26, 2017 with the Company, for the conversion of $35,000.00 principal amount of Note, $992.47 of accrued interest, and $500.00 of fees under the Note, totaling $36,492.47. The principal balance due remaining under this Note after this conversion was $0.00.

On June 4, 2018, the Company issued 3,149,607 shares of free-trading Common Stock of PHI Group, Inc. to Einstein Investments LLC, holder of the $115,000.00 Convertible Promissory Note of November 24, 2017 with the Company, for the conversion of $44,050.96 principal amount of the Note together with $5,949.04 of accrued and unpaid interest, totaling $50,000. The principal balance due remaining under this Note after this conversion was $71,449.04.

As of June 4, 2018 there are 129,687,425 shares of the Company’s common stock issued and outstanding, excluding 5,673,327 shares of common stock that have been set aside for a special dividend distribution.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 05, 2018

PHI GROUP, INC.
(Registrant)

By:	/s/ Henry D. Fahman
Henry D. Fahman
Chairman and CEO